                                                                     Exhibit 4.3


                                FORM GLOBAL NOTE

                                  FACE OF NOTE

                               PIERRE FOODS, INC.

No. Fast 2                                                   CUSIP No. 358034AC0

      [THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

      UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO PIERRE FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFER IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE.]

                                   GLOBAL NOTE

                   REPRESENTING 10 3/4% SENIOR NOTES DUE 2006

      Pierre Foods, Inc., a North Carolina corporation, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on June 1, 2006.

      Interest Payment: Dates: June 1 and December 1, commencing December 1.
1998.

      Record Dates: May 15 and November 15.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, Pierre Foods, Inc. has caused this Note to be duly executed.

                                     PIERRE FOODS, INC.

                                     By: /s/ Pamela M. Witters
                                         Pamela M. Witters
                                         Chief Financial Officer, Treasurer and
                                         Secretary

Attest: /s/ Robin S. Queen

Dated: March 8, 2004

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association,
        as Trustee, certifies that this is one of the Notes referred to in the Indenture

By: /s/ Alison D. B. Nadeau
    Authorized Signatory

                                REVERSE SIDE NOTE

                               PIERRE FOODS, INC.

                                      NOTE

                   REPRESENTING 10-3/4% SENIOR NOTES DUE 2006

1.    Indenture

      This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10-3/4% Senior Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $115,000,000, issued under an indenture dated as of June 9, 1998, as supplemented from time to time, the "Indenture") among the Company, as issuer and the guarantors listed on Annex A hereto (collectively, the "Guarantors"), and U.S. Bank, National Association, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

      The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

2.    Principal and Interest

      Pierre Foods, Inc., a North Carolina corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

      The Company shall pay interest at a rate of (i) 10.75% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for until March 8, 2004, (ii) 12.25% per annum from March 9, 2004 or the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for until March 31, 2005 and (iii) 13.25% per annum from April 1, 2005 or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, in each case, semiannually in arrears on June 1 and December 1 of each year, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

      To the extent lawful, the Company shall pay interest on overdue principal, overdue premium and Defaulted interest at the applicable interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11, Section 4.14 or
Section 4.22 of the Indenture, or otherwise.

3.    Method of Payment

      The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

4.    Paying Agent and Registrar

      Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

5.    Guarantees

      This Note is entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior unsecured basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

6.    Redemption

      (a) Optional Redemption. The Notes are subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning June 1 of the years indicated below:

YEAR                                PERCENTAGE
----                                ----------
2003                                102.688%
2004 and thereafter                 100.000%

      (b) Mandatory Redemption

      Within 30 days following the delivery by the Company to the Trustee and the Senior Lender of the audited financial statements for the Company and its Subsidiaries for the 2005 and 2006 Fiscal Years, but in no event later than 120 days following the end of each such Fiscal Year, the Company shall make a payment to the Trustee equal to 60% of the Company's Consolidated Excess Cash for such Fiscal Year (the "Cash Sweep Payment"), if, but only if, each of the Cash Sweep Payment Conditions are first satisfied. The Cash Sweep Payment shall be used to redeem, on a pro rata basis, outstanding Notes, at a redemption price in cash equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

7.    Notice of Redemption

      At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to

Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

      In the case of a redemption pursuant to Section 6(a) above, if fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. In the case of a redemption pursuant to Section 6(b) above, if fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata. In either case, the Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

8.    Repurchase at the Option of Holders upon Change of Control

      Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to l0l% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

      Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

9.    Repurchase at the Option of Holders upon Asset Sale

      If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

      Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes, or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

10.   Repurchase at the Option of Holders on March 31, 2005

      At least thirty (30) days prior to January 1, 2005, the Company shall send or cause to be sent, by first-class mail, postage prepaid, a notice regarding the 2005 Offer to each Holder. Pursuant to the 2005 Offer, the Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tending this Note to the Paying Agent no later than January 15, 2004. On March 31, 2005, the Company shall purchase all Notes from Holders electing to have their Notes purchased on such date at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the 2005 Offer Purchase Date. Unless the Company defaults in the payment of the 2005 Offer Purchase Price with respect thereto, all Notes, or portions thereof, tendered for payment pursuant to the 2005 Offer will cease to accrue interest from and after March 31, 2005.

11.   Collateral Documents.

      The Notes are entitled to the benefits of the Collateral Documents which set forth, among other things, the Collateral securing the obligations of the Notes. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time. Each Holder, by accepting a Note, further agrees the Liens securing the Notes granted pursuant to the Indenture and the Collateral Documents are subordinated in right of priority to all of the Liens granted as security for the Senior Debt to the extent and in the manner provided in the Subordination Agreement.

12.   The Global Note.

      So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

      The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

      Whenever, as a result of optional or mandatory redemption by the Company, a Change of Control Offer, an Asset Sale Offer or the 2005 Offer, this Global
Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Note to such Holder; provided that this Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

13.   Transfer and Exchange

      A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

14.   Denominations

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

15.   Discharge and Defeasance

      Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

16.   Amendment; Waiver

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes;
(ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 11 thereof).

17.   Defaults and Remedies

      Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) a default in the payment of Indebtedness of the Company or any of its Significant Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Company or any of its Significant Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

      If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

      Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

18.   Individual Rights of Trustee

      Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

19.   No Recourse Against Certain Others

      No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

20.   Authentication

      This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

21.   Abbreviations

      Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM ( tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/MIA (Uniform Gift to Minors
Act).

22.   CUSIP Numbers

      Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

23.   Governing Law

      THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                                    Pierre Foods, Inc.
                                    9990 Princeton Road
                                    Cincinnati, Ohio  45246
                                    Attention: Chief Financial Officer

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $___________________. The following decreases/increases in the principal amount in denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                                          Total Principal
                             Decrease in                                Amount at Maturity
 Date of Decrease/       Principal Amount at   Increase in Principal      Following such       Notation Made by or
      Increase                Maturity           Amount at Maturity     Decrease/ Increase    on Behalf of Trustee
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------
------------------       -------------------   ---------------------    ------------------    --------------------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

________________________________________________________________________________
                  (Please print name and address of transferee)

________________________________________________________________________________
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Date: ________________________

________________________________              __________________________________
Signature of Holder                           Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE

                             (check as appropriate)

[ ]   In connection with the Change of Control Offer made pursuant to Section
      4.14 of the Indenture, the undersigned hereby elects to have

      [ ]   the entire principal amount

      [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

[ ] In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

      [ ]   the entire principal amount

      [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

[ ] In connection with the 2005 Offer made pursuant to Section 4.22 of the Indenture, the undersigned elects to have

      [ ]   the entire principal amount

      [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _____________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest, if any, to the 2005 Offer Purchase Date.

Dated: __________

_________________________________               ________________________________
Signature of Holder                             Signature Guaranteed:

NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

Fresh Foods Properties LLC

Compass Outfitters LLC